SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 14, 2010

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 14, 2010, Inergy Midstream, LLC, a wholly-owned subsidiary of Inergy, L.P. (the “Partnership”) completed its acquisition all of the equity interests of Tres Palacios Gas Storage LLC for $725 million (plus reimbursement of certain capital expenditures and subject to customary net working capital adjustments) pursuant to the terms and conditions of a Purchase and Sale Agreement dated as September 3, 2010, among TP Gas Holding LLC and Inergy Midstream, LLC.

The Purchase and Sale Agreement was previously filed as Exhibit 2.1 to the Partnership’s current report on Form 8-K filed on September 7, 2010, which is incorporated herein by reference.

Item 8.01	Other Events

On October 14, 2010, the Partnership issued a press released related to this event. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 14, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, Its Managing General Partner

Date: October 15, 2010	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Senior Vice President – General Counsel

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